UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2013, ING U.S., Inc. (the “Company”) completed an offering of $750 million aggregate principal amount of its 5.650% Fixed-to-Floating Rate Junior Subordinated Notes due 2053 (the “Notes”). The Notes were issued pursuant to the Junior Subordinated Indenture, dated as of May 16, 2013 (the “Base Indenture”), among the Company, Lion Connecticut Holdings Inc. (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 16, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.

The maturity date of the Notes is May 15, 2053. The Notes will bear interest from May 16, 2013 to, but excluding, May 15, 2023, at an annual rate of 5.650%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2013 and ending on May 15, 2023. From and including May 15, 2023, the Notes will bear interest at an annual rate equal to three-month LIBOR plus 3.580%, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (or if any of these days is not a business day, on the next business day, except that if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day), beginning on August 15, 2023.

So long as no event of default with respect to the Notes has occurred and is continuing, the Company has the right, on one or more occasions, to defer the payment of interest on the Notes for one or more consecutive interest periods for up to five years. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the Notes. If (i) the Company has given notice of its election to defer interest payments on the Notes but the related deferral period has not yet commenced, or (ii) a deferral period is continuing, the Indenture limits the ability of the Company and its subsidiaries, subject to certain limited exceptions, to:

•	declare or pay dividends or make other distributions on, or redeem or purchase any shares of the Company’s capital stock;

•	make payments on, or purchase or redeem any of the Company’s debt securities that rank on a parity with or junior to the Notes; or

•	make guarantee payments regarding any guarantee issued by the Company of securities of any of the Company’s subsidiaries if the guarantee ranks on a parity with or junior to the Notes.

The Notes are guaranteed, on an unsecured, junior subordinated basis by the Guarantor and will be guaranteed by any other of the Company’s domestic subsidiaries that becomes a borrower or a guarantor under the Term Loan Agreement dated as of April 20, 2012, among the Company, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, or the Revolving Credit Agreement dated as of April 20, 2012, among the Company, Bank of America, N.A., as administrative agent, swing line lender, fronting L/C issuer and several L/C agent and the lenders from time to time party thereto.

The Notes are unsecured, subordinated and junior in right of payment to all of the Company’s existing and future senior indebtedness and will rank pari passu with any debt securities the Company issues in the future that will rank equally with the Notes. The Guarantor’s guarantee is the unsecured, junior subordinated obligation of the Guarantor and subordinated and junior in right of payment to all of the Guarantor’s existing and future senior indebtedness and will rank pari passu with all of the debt securities and guarantees of the Guarantor that rank equally with its guarantee.

The Notes may be redeemed, in whole but not in part, at any time prior to May 15, 2023, within 90 days after the occurrence of a “tax event” or a “rating agency event” at a redemption price equal to their principal amount or, if greater, a make-whole redemption price, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. On or after May 15, 2023, the Notes may be redeemed, in whole at any time or in part from time to time, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

The Indenture contains customary terms and covenants including events of default, which shall occur only upon certain events of bankruptcy, insolvency or receivership involving the Company and after which the Notes may be due and payable immediately.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

In connection with the offering of the Notes, on May 16, 2013, the Company entered into the Registration Rights Agreement, dated as of May 16, 2013 (the “Registration Rights Agreement”), among the Company, the Guarantor, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pursuant to the Registration Rights Agreement, the Company and the Guarantor agreed to use their reasonable best efforts to cause to be filed within 45 days after the date of original issuance of the Notes (or, if earlier, on the date the Company files a registration statement covering the exchange of the Company’s 2.9% Senior Notes due 2018 or 5.5% Senior Notes due 2022) a registration statement with the Securities and Exchange Commission covering an offer to the holders of the Notes to exchange the Notes for new notes (the “Exchange Notes”) containing terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer). If the Company does not comply with certain covenants set forth in the Registration Rights Agreement, it will pay to each holder of the Notes additional interest at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following the default and an additional 0.25% per annum with respect to each subsequent 90-day period, provided that the maximum additional interest shall be 1.00% per annum.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 16, 2013, the Company completed an offering of $750 million aggregate principal amount of its 5.650% Fixed-to-Floating Rate Junior Subordinated Notes due 2053. A description of the terms of the Notes is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., INC. (Registrant)

By:	/s/ Harris Oliner
	Name:	Harris Oliner
	Title:	SVP and Corporate Secretary

Dated: May 22, 2013